Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in Amendment No. 1 to the Form S-4 Registration Statement and related Prospectus of F.N.B. Corporation for the registration of 6,130,000 shares of its common stock and to the incorporation by reference therein of our report dated March 4, 2004 with respect to the consolidated financial statements of NSD Bancorp, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

S.R. SNODGRASS, A.C.

Wexford, Pennsylvania
January 13, 2005